Exhibit (d.3)

Schedule A

to the

Investment Advisory Agreement dated December 1, 2009

between

iShares, Inc.

and

BlackRock Fund Advisors

Advisory Fee for the Category I Funds:

0.59% per annum of the aggregate net assets of the Category I Funds less than or equal to $7.0 billion plus 0.54% per annum of the aggregate net assets of the Category I Funds over $7.0 billion, up to and including $11.0 billion plus 0.49% per annum of the aggregate net assets of the Category I Funds over $11.0 billion, up to and including $24.0 billion plus 0.44% per annum of the aggregate net assets of the Category I Funds over $24.0 billion, up to and including $48.0 billion plus 0.40% per annum of the aggregate net assets of the Category I Funds in excess of $48.0 billion

Category I Funds:

iShares MSCI Australia ETF (formerly known as iShares MSCI Australia Index Fund)

iShares MSCI Austria Capped ETF Fund (formerly known as iShares MSCI Austria Capped Investable Market Index Fund)

iShares MSCI Belgium Capped ETF (formerly known as iShares MSCI Belgium Capped Investable Market Index Fund)

iShares MSCI Canada ETF (formerly known as iShares MSCI Canada Index Fund)

iShares MSCI EMU ETF (formerly known as iShares MSCI EMU Index Fund)

iShares MSCI France ETF (formerly known as iShares MSCI France Index)

iShares MSCI Germany ETF (formerly known as iShares MSCI Germany Index Fund)

iShares MSCI Hong Kong ETF (formerly known as iShares MSCI Hong Kong Index Fund)

iShares MSCI Ireland Capped ETF* (formerly known as iShares MSCI Ireland Capped Investable Market Index Fund)

iShares MSCI Italy Capped ETF (formerly known as iShares MSCI Italy Capped Index Fund)

iShares MSCI Japan ETF (formerly known as iShares MSCI Japan Index Fund)

iShares MSCI Japan Small-Cap ETF (formerly known as iShares MSCI Japan Small Cap Index Fund)

iShares MSCI Malaysia ETF (formerly known as iShares MSCI Malaysia Index Fund)

iShares MSCI Mexico Capped ETF (formerly known as iShares MSCI Mexico Capped Investable Market Index Fund)

iShares MSCI Netherlands ETF (formerly known as iShares MSCI Netherlands Investable Market Index Fund)

iShares MSCI New Zealand Capped ETF* (formerly known as iShares MSCI New Zealand Capped Investable Market Index Fund)

iShares MSCI Singapore ETF (formerly known as iShares MSCI Singapore Index Fund)

iShares MSCI Spain Capped ETF (formerly known as iShares MSCI Spain Capped Index Fund)

iShares MSCI Sweden ETF (formerly known as iShares MSCI Sweden Index Fund)

iShares MSCI Switzerland Capped ETF (formerly known as iShares MSCI Switzerland Capped Index Fund)

iShares MSCI United Kingdom ETF (formerly known as iShares MSCI United Kingdom Index Fund)

Advisory Fee for Category II Funds:

0.74% per annum of the aggregate net assets of the Category II Funds less than or equal to $2.0 billion plus 0.69% per annum of the aggregate net assets of the Category II Funds over $2.0 billion, up to and including $4.0 billion plus 0.64% per annum of the aggregate net assets of the Category II Funds over $4.0 billion, up to and including $8.0 billion plus 0.57% per annum of the aggregate net assets of the Category II Funds over $8.0 billion, up to and including $16.0 billion plus 0.51% per annum of the aggregate net assets of the Category II Funds over $16.0 billion, up to and including $32.0 billion plus 0.45% per annum of the aggregate net assets of the Category II Funds in excess of $32.0 billion

Category II Funds:

iShares MSCI All Peru Capped ETF* (formerly known as iShares MSCI All Peru Capped Index Fund)

iShares MSCI Brazil Capped ETF (formerly known as iShares MSCI Brazil Capped Index Fund)

iShares MSCI Brazil Small-Cap ETF* (formerly known as iShares MSCI Brazil Small Cap Index Fund)

iShares MSCI Chile Capped ETF (formerly known as iShares MSCI Chile Capped Investable Market Index Fund)

iShares MSCI China ETF* (formerly known as iShares MSCI China Index Fund)

iShares MSCI China Small-Cap ETF* (formerly known as iShares MSCI China Small Cap Index Fund)

iShares MSCI Indonesia ETF* (formerly known as iShares MSCI Indonesia Investable Market Index Fund)

iShares MSCI Israel Capped ETF (formerly known as iShares MSCI Israel Capped Investable Market Index Fund)

iShares MSCI Philippines ETF* (formerly known as iShares MSCI Philippines Investable Market Index Fund)

iShares MSCI Poland Capped ETF* (formerly known as iShares MSCI Poland Capped Investable Market Index Fund)

iShares MSCI Russia Capped ETF** (formerly known as iShares MSCI Russia Capped Index Fund)

iShares MSCI South Africa ETF (formerly known as iShares MSCI South Africa Index Fund)

iShares MSCI South Korea Capped ETF (formerly known as iShares MSCI South Korea Capped Index Fund)

iShares MSCI Taiwan ETF (formerly known as iShares MSCI Taiwan Index Fund)

iShares MSCI Thailand Capped ETF (formerly known as iShares MSCI Thailand Capped Investable Market Index Fund)

iShares MSCI Turkey ETF (formerly known as iShares MSCI Turkey Investable Market Index Fund)

Advisory Fee for Category IV Funds:

0.75% per annum of the aggregate net assets of the Category IV Funds less than or equal to $14.0 billion plus 0.68% per annum of the aggregate net assets of the Category IV Funds over $14.0 billion, up to and including $28.0 billion plus 0.61% per annum of the aggregate net assets of the Category IV Funds over $28.0 billion, up to and including

$42.0 billion

plus 0.56% per annum of the aggregate net assets of the Category IV Funds over $42.0 billion, up to and including $56.0 billion plus 0.50% per annum of the aggregate net assets of the Category IV Funds over $56.0 billion, up to and including $70.0 billion plus 0.45% per annum of the aggregate net assets of the Category IV Funds over $70.0 billion, up to and including $84.0 billion plus 0.40% per annum of the aggregate net assets of the Category IV Funds in excess of $84.0 billion

Category IV Funds:

iShares MSCI All Country Asia ex Japan ETF* (formerly known as iShares MSCI All Country Asia ex Japan Index Fund)

iShares MSCI BRIC ETF (formerly known as iShares MSCI BRIC Index Fund)

iShares MSCI Emerging Markets Consumer Discretionary ETF (formerly known as iShares MSCI Emerging Markets Consumer Discretionary Sector Index Fund)

iShares MSCI Emerging Markets Eastern Europe ETF (formerly known as iShares MSCI Emerging Markets Eastern Europe Index Fund)

iShares MSCI Emerging Markets Energy Capped ETF (formerly known as iShares MSCI Emerging Markets Energy Sector Capped Index Fund)

iShares MSCI Emerging Markets ETF (formerly known as iShares MSCI Emerging Markets Index Fund)

iShares MSCI Emerging Markets Financials ETF* (formerly known as iShares MSCI Emerging Markets Financials Sector Index Fund)

iShares MSCI Emerging Markets Materials ETF* (formerly known as iShares MSCI Emerging Markets Materials Sector Index Fund)

iShares MSCI Emerging Markets Minimum Volatility ETF (formerly known as iShares MSCI Emerging Markets Minimum Volatility Index Fund)

iShares MSCI Emerging Markets Small-Cap ETF (formerly known as iShares MSCI Emerging Markets Small Cap Index Fund)

Advisory Fee for iShares Category VI Funds:

0.35% per annum of the aggregate net assets less than or equal to $30.0 billion plus 0.32% per annum of the aggregate net assets over $30.0 billion, up to and including $60.0 billion plus 0.28% per annum of the aggregate net assets in excess of $60.0 billion

Category VI Funds:

iShares Human Rights ETF* (formerly known as iShares Human Rights Index Fund)

iShares MSCI ACWI ETF* (formerly known as iShares MSCI ACWI Index Fund)

iShares MSCI ACWI ex U.S. ETF* (formerly known as iShares MSCI ACWI ex US Index Fund)

iShares MSCI All Country World Minimum Volatility ETF (formerly known as iShares MSCI All Country World Minimum Volatility Index Fund)

iShares MSCI EAFE ETF* (formerly known as iShares MSCI EAFE Index Fund)

iShares MSCI EAFE Minimum Volatility ETF* (formerly known as iShares MSCI EAFE Minimum Volatility Index Fund)

Fund	Annual Fee
iShares Asia/Pacific Dividend ETF (formerly known as iShares Asia/Pacific Dividend 30 Index Fund)	0.49%
iShares Core MSCI Emerging Markets ETF	0.18%
iShares Emerging Markets Corporate Bond ETF (formerly known as iShares Emerging Markets Corporate Bond Fund)	0.60%
iShares Emerging Markets Dividend ETF (formerly known as iShares Emerging Markets Dividend Index Fund)	0.68%
iShares Emerging Markets High Yield Bond ETF (formerly known as iShares Emerging Markets High Yield Bond Fund)	0.65%
iShares Emerging Markets Local Currency Bond ETF (formerly known as iShares Emerging Markets Local Currency Bond Fund)	0.60%
iShares Global ex USD High Yield Corporate Bond ETF (formerly known as iShares Global ex USD High Yield Corporate Bond Fund)	0.55%
iShares Global High Yield Corporate Bond ETF (formerly known as iShares Global High Yield Corporate Bond Fund)	0.55%
iShares International DR Completion ETF	0.65%
iShares Latin America Bond ETF (formerly known as iShares Latin America Bond Fund)	0.49%
iShares MSCI Colombia Capped ETF	0.61%
iShares MSCI Emerging Markets Asia ETF (formerly known as iShares MSCI Emerging Markets Asia Index Fund)	0.68%
iShares MSCI Emerging Markets EMEA ETF (formerly known as iShares MSCI Emerging Markets EMEA Index Fund)	0.68%
iShares MSCI Emerging Markets Growth ETF (formerly known as iShares MSCI Emerging Markets Growth Index Fund)	0.68%
iShares MSCI Emerging Markets Value ETF (formerly known as iShares MSCI Emerging Markets Value Index Fund)	0.68%
iShares MSCI Frontier 100 ETF (formerly known as iShares MSCI Frontier 100 Index Fund)	0.79%
iShares MSCI Global Agriculture Producers ETF (formerly known as iShares MSCI Global Agriculture Producers Fund)	0.39%
iShares MSCI Global Energy Producers ETF (formerly known as iShares MSCI Global Energy Producers Fund)	0.39%
iShares MSCI Global Gold Miners ETF (formerly known as iShares MSCI Global Gold Miners Fund)	0.39%
iShares MSCI Global Metals & Mining Producers ETF (formerly known as iShares MSCI Global Select Metals & Mining Producers Fund)	0.39%
iShares MSCI Global Silver Miners ETF (formerly known as iShares MSCI Global Silver Miners Fund)	0.39%
iShares MSCI USA ETF (formerly known as iShares MSCI USA Index Fund)	0.15%
iShares MSCI World ETF (formerly known as iShares MSCI World Index Fund)	0.24%

Advisory Fee for Group X Funds

	First $46 Billion	Greater than $46 Billion Up to $81 Billion	Greater than $81 Billion Up to $141 Billion	Greater than $141 Billion
iShares Latin America 40 ETF* (formerly known as iShares S&P Latin America 40 Index Fund)	0.5000%	0.4750%	0.4513%	0.4287%
iShares MSCI Pacific ex Japan ETF (formerly known as iShares MSCI Pacific ex-Japan Index Fund)	0.5000%	0.4750%	0.4513%	0.4287%
iShares Russell 2000 ETF* (formerly known as iShares Russell 2000 Index Fund)	0.2000%	0.1900%	0.1805%	0.1715%
iShares Russell 2000 Growth ETF* (formerly known as iShares Russell 2000 Growth Index Fund)	0.2500%	0.2375%	0.2257%	0.2144%
iShares Russell 2000 Value ETF* (formerly known as iShares Russell 2000 Value Index Fund)	0.2500%	0.2375%	0.2257%	0.2144%
iShares Select Dividend ETF* (formerly known as iShares Dow Jones Select Dividend Index Fund)	0.4000%	0.3800%	0.3610%	0.3430%
iShares U.S. Preferred Stock ETF* (formerly known as iShares S&P U.S. Preferred Stock Index Fund)	0.4800%	0.4560%	0.4332%	0.4116%

*	This Fund is a fund of iShares Trust.
**	This Fund is a fund of iShares MSCI Russia Capped ETF, Inc.

Amended and Approved by the Board of Directors of iShares, Inc. on June 10-11, 2013.